EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Outerwall Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑174638, 333-178323, 333-30985, 333-899975, 333-63108, 333-98297, 333-100870, 333-120547, 333-127293 and 333-147087) on Form S-8 and registration statements (Nos. 333-123326, 333-130000, 333-157552, 333-157553, 333-183514, and 333-206560) on Form S-3 of Outerwall Inc. of our reports dated February 4, 2016, with respect to the consolidated balance sheets of Outerwall Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Outerwall Inc.
Our report on the consolidated balance sheets of Outerwall Inc. as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, stockholders’ equity (deficit), and cash flows for each of the three-year period ended December 31, 2015 refers to a change in the method for amortization of content library costs.
Our report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph stating that the Company acquired Gazelle, Inc. (Gazelle) during 2015 and management excluded from its assessment of the effectiveness of Outerwall Inc.’s internal control over financial reporting as of December 31, 2015, Gazelle’s internal control over financial reporting associated with total assets of $24.0 million and total revenues of $13.3 million included in the consolidated financial statements of Outerwall Inc. and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Outerwall Inc. also excluded an evaluation of the internal control over financial reporting of Gazelle.
(signed) KPMG LLP
Seattle, Washington
February 4, 2016